RJR NABISCO HOLDINGS CORP.

                    CERTIFICATE OF DESIGNATION

              Pursuant to Section 151 of the General
             Corporation Law of the State of Delaware


                    -------------------------

                       SERIES B CUMULATIVE
                         PREFERRED STOCK


          RJR Nabisco Holdings Corp. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, HEREBY CERTIFIES that pursuant to the provisions of
Section 151 of the General Corporation Law of the State of Delaware the following resolution was duly adopted by the Board of Directors of the Corporation, pursuant to authority conferred upon the Board of Directors by the provisions of the Amended and Restated Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"):

          WHEREAS, the Board of Directors by Section 141(c) of the General Corporation Law of the State of Delaware, by the Certificate of Incorporation, by Article II, Section 4 of the By-Laws of the Corporation and by the resolutions of the Board of Directors of the Corporation dated August 11, 1993 is authorized, within the limitations and restrictions stated in the Certificate of Incorporation, to fix, by resolution or resolutions for each series of Preferred Stock (the "Preferred Stock"), the number of shares constituting such series and the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the General Corporation Law of the State of Delaware; and

          WHEREAS, the Board of Directors of the Corporation on August 11, 1993 adopted resolutions authorizing a new series of Preferred Stock to be designated as Series B Cumulative Preferred
Stock; and

          WHEREAS, it is the desire of the Board of Directors to fix the number of shares constituting a series of Preferred Stock and the designations and powers, preferences and relative, participating, optional and other special rights and qualifications, limitations and restrictions of such series as set forth below.

          NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized such series of Preferred Stock on the terms and with the provisions herein set forth:

          1. Designation. The designation of the series of Preferred Stock authorized by this resolution shall be "Series B Cumulative Preferred Stock" (the "Series B Preferred Stock") consisting of 50,000 shares. The stated value of the Series B Preferred Stock shall be $25,000 per share, which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

          2. Rank. The Series B Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation and on a parity with the Cumulative Convertible Preferred Stock, par value $0.01 per share and stated value $25.00 per share (the "Cumulative Convertible Preferred Stock"), the ESOP Convertible Preferred Stock, par value $0.01 per share and stated value $16.00 per share (the "ESOP Convertible Preferred Stock"), and the Series A Conversion Preferred Stock, par value $0.01 per share (the "Series A Preferred Stock"), of the Corporation. All equity securities of the Corporation to which the Series B Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities," all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity, including the Cumulative Convertible Preferred Stock, the ESOP Convertible Preferred Stock and the Series A Preferred Stock, are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding-up or otherwise, are collectively referred to herein as the "Senior Securities." The Series B Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

          3. Dividends. (i) The holders of outstanding shares of Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends at the rate per annum of 9 1/4% of the stated value ($25,000) per share and no more, payable in arrears on the first business day of each March, June, September and December, commencing December 1, 1993 (each of such dates being a "Dividend Payment Date"). If any Dividend Payment Date shall be or be declared a national or New York State holiday or if banking institutions in the State of New York shall be closed because of a banking moratorium or otherwise on such date, then the Dividend Payment Date shall be on the next succeeding day on which such banks shall be open. Each such dividend shall be payable to holders of record as they appear on the stock books of the

Corporation at the close of business on each record date, which shall be the 15th day immediately preceding each such Dividend Payment Date (each of such dates being a "Dividend Payment Record Date"). Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared) on a daily basis, without interest, from the previous Dividend Payment Date, except that the first dividend shall accrue, without interest, from the date of initial issuance of the Series B Preferred Stock. Accrued and unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of the Series B Preferred Stock on the date of their earlier redemption pursuant to paragraph (4), unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption pursuant to paragraphs (4) and (5). Dividends payable on the Series B Preferred Stock for the first dividend period and any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

        (ii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series B Preferred Stock through the most recent Dividend Payment Date. If any dividends are not paid or set apart in full, as aforesaid, upon the shares of the Series B Preferred Stock and any Parity Securities, all dividends declared upon shares on the Series B Preferred Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such Parity Securities bear to each other. Unless full cumulative dividends, if any, accrued on all outstanding shares of the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date, no dividend shall be declared or paid or set apart for payment or other distribution declared or made on any Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, any Junior Securities), nor shall any Junior Securities be redeemed, purchased or otherwise retired for any consideration, nor may any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such securities, by the Corporation (other than redemptions and purchases pursuant to or in accordance with employee stock subscription agreements entered into between the Corporation and certain of its or its subsidiaries' directors, officers and key employees), except by conversion into or exchange for Junior Securities. Holders of the shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in paragraph 3(i).

         (iii) Subject to the foregoing provisions of this paragraph (3), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may redeem, purchase, or otherwise retire any Junior Securities, and the holders of the shares of the Series B Preferred Stock shall not be entitled to share therein.

          (iv) Any dividend payment made on shares of the Series
B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series B Preferred Stock.

         (v) All dividends paid with respect to shares of the Series B Preferred Stock pursuant to this paragraph (3) shall be paid pro rata to the holders entitled thereto.

         (vi) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in this paragraph (3) in preference to and in priority over any dividends upon any of the Junior Securities.

          4. Redemption. (i) The shares of the Series B Preferred Stock shall not be redeemable prior to August 18, 1998. On and after August 18, 1998, the Corporation, at its option, may redeem shares of the Series B Preferred Stock, as a whole or in part, at any time or from time to time, at a redemption price per share of $25,000, plus, in each case, an amount equal to accrued and unpaid dividends thereon to the date fixed for redemption, without interest, to the extent the Corporation shall have funds legally available for such payment.

        (ii) So long as any shares of the Series B Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the Series B Preferred Stock so that the total redemption prices of the shares redeemed of Series B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of Series B Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, all accrued and unpaid dividends on shares of the Series B Preferred Stock not paid on the dates provided for in paragraph (3)(i) hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i) or paragraph (3)(ii) hereof) shall have been or be paid.

          (iii) The holders of shares of Series B Preferred Stock at the close of business on a Dividend Payment Record Date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call for redemption thereof (except that holders of shares called for redemption on a date occurring between such Record Date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date) or the Corporation's default in payment of the dividend due on such Dividend Payment Date.

         (iv) Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.

          5. Procedure for Redemption. (i) In the event that fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional shares) or by any other means determined by the Board of Directors in its sole discretion to be equitable, except the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

         (ii) In the event the Corporation shall redeem shares of Series B Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series B Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series B Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price including an amount equal to any accrued and unpaid dividends to the redemption date; (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless the Corporation shall default in providing funds for the payment of the redemption price of the shares called for redemption at the time and place specified in such notice).

        (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing funds for the payment of the redemption price of the shares called for redemption), notwithstanding that the certificates evidencing any shares of Series B Preferred Stock so called for redemption shall not have been surrendered, dividends on the shares of Series B Preferred Stock so called for redemption shall cease to accrue and shall be redeemed and, upon the taking of any action required by applicable law, said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus an amount equal to any accrued and unpaid dividends, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (iv) The Corporation's obligation to provide funds for the payment of the redemption price (including an amount equal to any accrued and unpaid dividends to the redemption date) of the shares called for redemption shall be deemed fulfilled if, on or before a redemption date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such funds sufficient to pay the redemption price (including an amount equal to any accrued and unpaid dividends to the redemption date) of the shares called for redemption, in trust for the account of the holders of the shares to be redeemed (and so as to be and continue to be available therefor), with irrevocable instructions and authority to such bank or trust company that such funds be delivered upon redemption of the shares of Series B Preferred Stock so called for redemption. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any funds so deposited and unclaimed at the end of two years from such redemption date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series B Preferred Stock so called for redemption shall look only to the Corporation for delivery of such funds.

          6. Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of any Senior Securities, an amount per share of Series B Preferred Stock in cash equal to the sum of $25,000 plus an amount equal to all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities in connection with such liquidation, dissolution or winding up. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (6)(i), holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         (ii) For the purposes of this paragraph (6), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

          7. Voting Rights. (i) The holders of record of shares of Series B Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph
(7) or as otherwise provided by law.

         (ii) (a) If at any time or times dividends payable on all series of Preferred Stock, including the Series B Preferred Stock, shall be in arrears and unpaid for the six quarterly periods, then the number of directors constituting the Board of Directors, without further action, shall be increased by two (2) and the holders of shares of Series B Preferred Stock shall have the right, together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred Stock), to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors; provided, that in no event shall such holders have the right to elect more than 25% of the total number of directors of the Corporation; provided, further, that, notwithstanding the foregoing proviso, such holders shall have the right to elect not less than one director pursuant to this paragraph (7)(ii)(a).

          (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of shares of Series B Preferred Stock together with the holders of all other outstanding series of the Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred Stock), called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such meetings or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware. Such voting right shall continue until such time as all cumulative dividends accumulated on all outstanding series of Preferred Stock shall have been paid in full or declared and set aside for payment in full, at which time such voting right of such holders shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of quarters as described above.

          (c) At any time when such voting right shall have vested in the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred Stock) and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of 10% of the holders of record of shares of such series of Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of shares of such series of Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of such series of Preferred Stock then outstanding may designate in writing a holder of shares of such series of Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph (7)(ii)(c). Any holder of shares of such series of Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for such series of Preferred Stock for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (d) At any meeting held for the purpose of electing directors at which the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than the Cumulative Convertible Preferred Stock) shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of such series of Preferred Stock shall be required and be sufficient to constitute a quorum of such series for the election of directors by such series. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of shares of such series of Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such series of Preferred Stock and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of shares of such series of Preferred Stock and (y) in the absence of a quorum of the holders of shares of such series of Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of shares of such series of Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

          (e) The term of office of all directors elected by the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than Cumulative Convertible Preferred Stock) pursuant to paragraph (7)(ii)(a) in office at any time when the aforesaid voting rights are vested in the holders of shares of such series of Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph (7)(ii)(b), the term of office of all directors elected by the holders of shares of such series of Preferred Stock pursuant to paragraph (7)(ii)(a) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two (2) (or such other lesser number by which the number of directors constituting the Board of Directors shall have been increased pursuant to paragraph (7)(ii)(a) hereof), subject always to the increase of the number of directors pursuant to paragraph (7)(ii)(a) in case of the future right of the holders of shares of such series of Preferred Stock to elect directors as provided herein.

          (f) In case of any vacancy occurring among the directors elected pursuant to paragraph (7)(ii)(a), the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of shares of Series B Preferred Stock together with all other series of Preferred Stock entitled to vote thereon (other than Cumulative Convertible Preferred Stock) shall cease to serve as directors before their terms shall expire, the holders of shares of such series of Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

        (iii) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraphs (5) and (6) and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, authorize any new class of Parity Securities.

         (iv) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraphs (5) and (6) and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, authorize any new class of Senior Securities or designate a new series of Senior Securities from an existing class of Preferred Stock.

         (v) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraphs (5) and (6) and funds have been deposited in trust for such redemption), the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, together as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend the Certificate of Incorporation or this

Certificate of Designation so as to affect materially and adversely the specified rights, preferences, privileges or voting power of holders of shares of Series B Preferred Stock.

         (vi) Except as set forth in paragraph (7)(iii) and paragraph (7)(iv) above, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, the creation of any indebtedness of any kind of the Corporation, or the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Series B Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting power of holders of shares of Series B Preferred Stock.

        (vii) When voting together as one class with the holders of any other series of Preferred Stock, the holders of Series B
Preferred Stock shall be entitled to 1,000 votes per share.

          8. Increase in Shares. The number of shares of Series B Preferred Stock may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of a certificate of increase with the Secretary of State of the State of Delaware.

          9. Limitations. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.


          IN WITNESS WHEREOF, RJR Nabisco Holdings Corp. has caused this Certificate of Designation to be made under the seal of the Corporation signed by Robert F. Sharpe, Jr., its Vice President and Secretary, and attested by Suzanne P. Jenney, its Assistant Secretary, this __th day of August, 1993.


                              RJR NABISCO HOLDINGS CORP.


                              By:________________________________
                                 Robert F. Sharpe, Jr.
                                 Vice President and Secretary


[SEAL]

Attested:


By:_________________________
   Suzanne P. Jenney
   Assistant Secretary